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                                  EXHIBIT 21

                                 Subsidiaries

                                                 State or Other Jurisidiction
    Subsidiary                                  of Incorporation or Organization
    ----------                                  --------------------------------
 1. Merocel Corporation                         Delaware
 2. Merocel Foreign Sales
    Corp. (1)                                   Virgin Islands
 3. Xomed, Inc.                                 Delaware
 4. Xomed International, Inc.                   Delaware
 5. Xomed Canada, Inc. (2)                      Canada
 6. Xomed Australia PTY Limited (2)             Australia
 7. Xomed U.K. Ltd. (2)                         Great Britain
 8. Xomed France, S.A. (2)                      France
 9. Xomed Deutschland, GmbH (2)                 Germany
10. Xomed - Treace, P.R. Inc.                   Delaware
11. FESSCo., Inc.                               Delaware
12. TreBay Medical Corporaton                   Delaware

    (1) A subsidiary of Merocel Corporation.

    (2) A subsidiary of Xomed International, Inc.